                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
               for Master Service Report Date of October 31, 1996
                   for Distribution Date of November 20, 1996


                     Original           Beginning                                           Prior
                    Principal         Outstanding                       Accelerated     Principal
                      Balance           Principal      Principal           Principal    Carryover
    Classes                               Balance   Distributable            Portion    Shortfall
   A-1          81,500,000.00       46,607,597.12   46,607,597.12               0.00         0.00

   A-2         170,000,000.00      170,000,000.00    1,561,965.94       2,380,475.44         0.00

   A-3         155,000,000.00      155,000,000.00            0.00               0.00         0.00

   A-4          76,500,000.00       76,500,000.00            0.00               0.00         0.00

Certificate     42,000,000.00       42,000,000.00            0.00               0.00         0.00




      TOTAL    525,000,000.00      490,107,597.12   48,169,563.06       2,380,475.44         0.00



                     Current                         Remaining           TOTAL
                   Principal                       Outstanding       PRINCIPAL
                   Carryover       Principal         Principal    AND INTEREST
    Classes        Shortfall    Distribution           Balance    DISTRIBUTION
   A-1                  0.00   46,607,597.12              0.00   47,250,781.96

   A-2                  0.00    3,942,441.38    166,057,558.62    6,577,441.38

   A-3                  0.00            0.00    155,000,000.00    2,576,875.00

   A-4                  0.00            0.00     76,500,000.00    1,329,187.50

Certificate             0.00            0.00     42,000,000.00      740,250.00




      TOTAL             0.00   50,550,038.50    439,557,558.62   58,474,535.84

                                                      Prior         Current
                                                    Interest        Interest                     Deficiency            Policy
   Note           Interest       Calculated        Carryover       Carryover    Interest           Claim               Claim
 Classes            Rate          Interest         Shortfall       Shortfall  Distribution         Amount              Amount
   A-1              5.52%         643,184.84           0.00            0.00     643,184.84           0.00                0.00

   A-2              6.20%       2,635,000.00           0.00            0.00   2,635,000.00           0.00                0.00

   A-3              6.65%       2,576,875.00           0.00            0.00   2,576,875.00           0.00                0.00

   A-4              6.95%       1,329,187.50           0.00            0.00   1,329,187.50           0.00                0.00

Certificate         7.05%         740,250.00           0.00            0.00     740,250.00           0.00                0.00


                                                                                                     0.00                0.00



                                                                                               Note Percentage         100.00%

                                                                                               Certificate Percentage    0.00%
  TOTAL                         7,924,497.34           0.00            0.00   7,924,497.34

                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
               for Master Service Report Date of October 31, 1996
                   for Distribution Date of November 20, 1996





  COLLECTIONS
                                                                                                              DOLLARS

  Payments received                                                                                          61,587,405.07


     Plus:
         Servicer Advances                                                                  2,376,806.71
         Reimbursement of holds                                                               816,868.21
                                                                                            ------------      3,193,674.92

       Less:
         Reimbursement Advances
         Funds deposited in Holds Account                                                   1,453,436.57
                                                                                              899,030.26
                                                                                            ------------
                                                                                                              2,352,466.83
                                                                                                             -------------
  Total Funds Available for Distribution                                                                     62,428,613.16
                                                                                                             =============




  DISTRIBUTIONS


     Servicing Fee                                                                          1,239,707.00
     Trustee and Other Fees                                                                   200,375.04
     Other Miscellaneous Payments                                                             208,573.31
                                                                                            ------------
                                                                                                              1,648,655.35

     Note Interest Distributable Amount - Class A-1                          643,184.84
     Note Interest Distributable Amount - Class A-2                        2,635,000.00
     Note Interest Distributable Amount - Class A-3                        2,576,875.00
     Note Interest Distributable Amount - Class A-4                        1,329,187.50
                                                                           ------------
         Total Note Interest Distributable Amount                          7,184,247.34

     Certificate Interest Distributable Amount                               740,250.00
                                                                           ------------
  Total Interest Distribution                                                               7,924,497.34

     Note Principal Distributable Amount - Class A-1 thru A-3             50,550,038.50
     Note Principal Distributable Amount - Class A-4                               0.00

     Certificate Principal Distributable Amount                                    0.00
                                                                           ------------
  Total Principal Distribution                                                             50,550,038.50
                                                                                           -------------
  Total Principal and Interest Distribution                                                                  58,474,535.84

     Spread Account Deposit                                                                                   2,305,421.97


  Total Distributions                                                                                        62,428,613.16
                                                                                                             =============

                        WFS FINANCIAL 1996-B OWNER TRUST
                          Distribution Date Statement
               for Master Service Report Date of October 31, 1996
                   for Distribution Date of November 20, 1996




  PORTFOLIO DATA:
                                                                        # of loans
        Beginning Security Balance                                               46,505                     490,107,597.12

         Scheduled Principal Balance                                                  0    21,659,402.22
         Accelerated Principal Portion                                                0     2,380,475.44
         Full Prepayments                                                         2,563    19,733,136.07
         Partial Prepayments                                                          0             0.00
         Liquidations                                                               675     6,777,024.77
                                                                                           -------------
                                                                                                             50,550,038.50
                                                                                                            --------------
        Ending Security Balance                                                  43,267                     439,557,558.62

  OTHER RELATED INFORMATION:

  Spread Account:

     Beginning Balance                                                                     17,834,425.50
           Deposits                                                                         2,305,421.97
           Reductions                                                                               0.00
                                                                                           -------------
     Ending Balance                                                                                          20,139,847.47

     Beginning  Initial Deposit Repayment                                                  15,750,000.00
           Repayments                                                                               0.00
                                                                                           -------------
     Ending Initial Deposit Repayment                                                                        15,750,000.00

  Modified Accounts:
     Principal Balance                                                                              0.00%             0.00
     Scheduled Balance                                                                              0.00%             0.00

  Servicer Advances
     Beginning Unreimbursed Advances:                                                       1,441,764.51


     New Advances                                                                           2,376,806.71
     Advances Reimbursed                                                                   (1,453,436.57)
                                                                                           -------------
     Ending Unreimbursed Advances:                                                                            2,365,134.65

  Holding Account:
     Beginning Balance                                                                        766,966.62
     Funds Deposited                                                                          899,030.26
     Withdrawal to Collection Account                                                        (816,868.21)
                                                                                           -------------
     Ending Balance                                                                                             849,128.67

  Net Charge-Off Data:                                                  # of loans
     Charge-Offs                                                                    743     3,885,442.21
     Recoveries                                                                     341       698,433.10
     Net Charge-Offs                                                                402    -------------
                                                                                                              3,187,009.11

  Delinquencies ( P&I):                                                 # of loans
        30-59 Days                                                                  427     4,140,040.94
        60-89 Days                                                                  158     1,616,947.38
        90-119 Days                                                                  55       554,159.07
        120-149 Days                                                                  0             0.00
        150 days and over                                                             0             0.00


  Repossessions                                                                     199     1,104,974.25

  Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
    of the Sale and Servicing Agreement)                                              0                               0.00

  Charge-Off Percentage                                                                                               3.48%
  Delinquency Percentage                                                                                              0.59%

  WAC                                                                                                              15.5127%
  WAM                                                                                                               52.087

                        WFS FINANCIAL 1996-B OWNER TRUST
                             Officer's Certificate
               for Master Service Report Date of October 31, 1996
                   for Distribution Date of November 20, 1996





Detailed Reporting

      See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 1996 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1996.



                                 /s/ LEE A WHATCOTT
                                 --------------------------------------
                                 Lee A. Whatcott
                                 Sr. Vice President
                                 Chief Financial Officer




                                 /s/ MARK OLSON
                                 --------------------------------------
                                 Mark Olson
                                 Vice President
                                 Controller